Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2022 RESULTS

SANTA MONICA, CALIFORNIA, May 5, 2022 – Entravision Communications Corporation (NYSE: EVC), a leading global advertising solutions, media and technology company, today announced financial results for the three-month period ended March 31, 2022.

First Quarter 2022 Highlights

•
All-time first quarter record revenue, EBITDA and free cash flow
•
Net revenue up 32% over the prior-year quarter
•
Net income attributable to common stockholders down 65% over the prior-year quarter
•
Consolidated adjusted EBITDA up 28% over the prior-year quarter
•
Operating cash flow up 127% over the prior-year quarter
•
Free cash flow up 10% over the prior-year quarter
•
Quarterly cash dividend of $0.025 per share
•
Repurchased $7.1 million in shares under the Company's $20 million share repurchase program
•
Post quarter entered into a definitive agreement to make an investment in Jack of Digital

“Entravision begins 2022 on very solid footing, with net revenue for the first quarter totaling $197.2 million, up 32% year-over year. Adjusted EBITDA also improved to total $18.1 million, an increase of 28% over the prior-year period,” said Walter Ulloa, Chairman and Chief Executive Officer. “Importantly, even as our top line continues to grow, we have maintained a lean, efficient cost structure, helping to drive our cash flow as well as our ability to provide consistent returns to our shareholders."

Mr. Ulloa continued, “Our strength during the first quarter was largely driven by revenue growth of 51% in our digital segment, which comprised 78% of consolidated revenue. Our broadcast businesses, and, in particular, audio, helped drive our strong margins and cash flow. Simultaneously, our strategic expansion of our commercial partnerships with some of the world’s leading technology platforms has positioned us at the forefront of digital innovation across emerging economies, including Latin America, Southeast Asia, Africa, and Pakistan when we complete our investment in Jack of Digital. We are excited about the enormous opportunities that lie in front of us and look forward to sharing our progress throughout the year."

Quarterly Cash Dividend

The Company announced today that its Board of Directors approved a quarterly cash dividend to shareholders of $0.025 per share on the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.1 million. The quarterly dividend will be payable on June 30, 2022 to shareholders of record as of the close of business on June 16, 2022, and the common stock will trade ex-dividend on June 15, 2022. The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Share Repurchase Program

On March 1, 2022, the Board of Directors approved the repurchase of up to $20 million of the Company’s common stock. Under this share repurchase program, the Company is authorized to purchase shares from time to time through open market purchases or negotiated purchases, subject to market conditions and other factors. On the same date, the Board terminated the Company’s previous share repurchase program of the Company’s common stock. During the first quarter the Company repurchased $7.1 million of its Class A common stock.

Entravision Communications

Investment in Jack of Digital

As previously announced, the Company has entered into a definitive agreement to acquire a strategic stake in Jack of Digital, a digital marketing services company that serves as the exclusive advertising sales partner of TikTok in Pakistan. Subject to regulatory approvals and other pre-closing conditions, the Company anticipates that the investment will be completed during the second quarter of 2022. With this investment, the Company enhances its presence in South Asia.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 9.

Unaudited Financial Highlights (In thousands, except share and per share data)

	Three-Month Period
	Ended March 31,
	2022	2021	% Change
Net revenue	$197,172	$148,880	32%
Cost of revenue - digital (1)	129,891	84,756	53%
Operating expenses (2)	43,862	40,414	9%
Corporate expenses (3)	8,724	7,158	22%
Foreign currency (gain) loss	(847)	586	*

Consolidated adjusted EBITDA (4)	18,113	14,195	28%

Free cash flow (5)	$14,327	$13,029	10%

Net income (loss)	$1,887	$7,002	(73)%
Net (income) loss attributable to redeemable noncontrolling interest	$-	$(1,573)	*
Net income (loss) attributable to common stockholders	$1,887	$5,429	(65)%

Net income (loss) per share attributable to common stockholders, basic and diluted	$0.02	$0.06	(67)%
Weighted average common shares outstanding, basic	86,522,378	85,041,628
Weighted average common shares outstanding, diluted	88,630,216	86,986,581
(1)
Consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.
(2)
Operating expenses include direct operating and selling, general and administrative expenses. Included in operating expenses are $1.0 million and $0.3 million of non-cash stock-based compensation for the three-month periods ended March 31, 2022 and 2021, respectively.
(3)
Corporate expenses include $1.6 million and $0.8 million of non-cash stock-based compensation for the three-month periods ended March 31, 2022 and 2021, respectively.
(4)
Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other operating gain (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from the Federal Communications Commission, or FCC, spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings.
(5)
Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures and non-recurring cash expenses plus dividend income, and other operating gain (loss). Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Entravision Communications

Unaudited Financial Results (In thousands)

	Three-Month Period
	Ended March 31,
	2022	2021	% Change
Net revenue	$197,172	$148,880	32%
Cost of revenue - digital (1)	129,891	84,756	53%
Operating expenses (1)	43,862	40,414	9%
Corporate expenses (1)	8,724	7,158	22%
Depreciation and amortization	6,395	5,184	23%
Change in fair value of contingent consideration	5,100	-	*
Impairment charge	-	1,326	(100)%
Foreign currency (gain) loss	(847)	586	*
Other operating (gain) loss	(119)	(1,913)	(94)%

Operating income (loss)	4,166	11,369	(63)%
Interest expense, net	(1,430)	(1,577)	(9)%
Dividend income	3	2	50%

Income (loss) before income taxes	2,739	9,794	(72)%
Income tax benefit (expense)	(852)	(2,792)	(69)%

Net income (loss)	1,887	7,002	(73)%
Net (income) loss attributable to redeemable noncontrolling interest	-	(1,573)	*
Net income (loss) attributable to common stockholders	$1,887	$5,429	(65)%

(1) Cost of revenue, operating expenses and corporate expenses are defined on page 2.

Net revenue in the first quarter of 2022 totaled $197.2 million, up 32% from $148.9 million in the prior-year period. Of the overall increase, approximately $52.2 million was attributable to our digital segment and was primarily due to advertising revenue growth from our digital commercial partnerships business and our acquisitions of MediaDonuts and 365 Digital during the third and fourth quarters of 2021, respectively, both of which did not contribute to net revenue in the comparable period ended March 31, 2021. In addition, of the overall increase, approximately $1.3 million was attributable to our audio segment primarily due to increases in local advertising revenue and political advertising revenue. The overall increase was partially offset by a decrease of approximately $5.2 million attributable to our television segment, primarily due to decreases in local and national advertising revenue, which was mainly attributed to the expiration of our Univision and UniMás network affiliation agreements in Orlando, Tampa and Washington, D.C. on December 31, 2021. Additionally, the decrease in our television segment was attributed to a decrease in revenue from spectrum usage rights, and a decrease in retransmission consent revenue, partially offset by an increase in political advertising revenue.

Cost of revenue in the first quarter of 2022 totaled $129.9 million, up 53% from $84.8 million in the prior-year period. The increase was primarily due to increased costs of revenue related to advertising revenue growth from our digital commercial partnerships business, and our acquisitions of MediaDonuts and 365 Digital during the third and fourth quarters of 2021, respectively, both of which did not incur cost of revenue for us in the comparable period ended March 31, 2021.

Operating expenses in the first quarter of 2022 totaled $43.9 million, up 9% from $40.4 million in the prior-year period. Of the overall increase, approximately $4.4 million was attributable to our digital segment and was primarily due to an increase in expenses associated with the increase in digital advertising revenue, an increase in salary expense and our acquisitions of MediaDonuts and 365 Digital during the third and fourth quarters of 2021, respectively, both of which did not incur operating expenses for us in the comparable period ended March 31, 2021. The overall increase was partially offset by a decrease of approximately $0.7 million that was attributable to our television segment primarily due to a decrease in expenses associated with the decrease in local and national advertising revenue, and a decrease of approximately $0.3 million that was attributable to our audio segment primarily due to a decrease in rating services expense.

Corporate expenses in the first quarter of 2022 totaled $8.7 million, up 22% from $7.2 million in the prior-year period. The increase was primarily due to increases in non-cash stock-based compensation, salaries, and audit fees.

Balance Sheet and Related Metrics

Cash and marketable securities as of March 31, 2022 totaled approximately $211.6 million. Total debt was $211.8 million. Net of $75 million of cash and marketable securities, total leverage as defined in the Company’s credit agreement was 1.5 times as of March 31, 2022. Net of total cash and marketable securities, total leverage was 0.0 times.

Entravision Communications

Unaudited Segment Results (In thousands)

	Three-Month Period
	Ended March 31,
	2022	2021	% Change
Net Revenue
Digital	$153,711	$101,482	51%
Television	30,867	36,091	(14)%
Audio	12,594	11,307	11%
Total	$197,172	$148,880	32%

Cost of Revenue - digital (1)
Digital	$129,891	$84,756	53%

Operating Expenses (1)
Digital	15,235	10,850	40%
Television	19,240	19,884	(3)%
Audio	9,387	9,680	(3)%
Total	$43,862	$40,414	9%

Corporate Expenses (1)	$8,724	$7,158	22%

Consolidated adjusted EBITDA (1)	$18,113	$14,195	28%

(1) Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 2.

Notice of Conference Call

Entravision Communications Corporation will hold a conference call to discuss its first quarter 2022 results on Thursday, May 5, 2022 at 5 p.m. Eastern Time. To access the conference call, please dial (877) 407-9716 (U.S.) or (201) 493-6779 (Int’l) ten minutes prior to the start time and reference Conference ID number 13728063. The call will also be available via live webcast on the investor relations portion of the Company's website located at www.entravision.com.

About Entravision Communications Corporation

Entravision is a leading global advertising, media and ad-tech solutions company connecting brands to consumers by representing top platforms and publishers. Our dynamic portfolio includes digital, television and audio offerings. Digital, our largest revenue segment, is comprised of four business units: our digital sales representation business; Smadex, our programmatic ad purchasing platform; our branding and mobile performance solutions business; and our digital audio business. Through our digital sales representation business, we connect global media companies such as Meta, Twitter, TikTok and Spotify with advertisers in primarily emerging growth markets worldwide. Smadex is our mobile-first demand side platform, enabling advertisers to execute performance campaigns using machine learning. We also offer a branding and mobile performance solutions business, which provides managed services to advertisers looking to connect with global consumers, primarily on mobile devices, and our digital audio business provides digital audio advertising solutions for advertisers in the Americas. In addition to digital, Entravision has 49 television stations and is the largest affiliate group of the Univision and UniMás television networks. Entravision also manages 46 primarily Spanish-language radio stations that feature nationally recognized, Emmy award-winning talent. Shares of Entravision Class A Common Stock trade on the NYSE under ticker: EVC. Learn more about our offerings at entravision.com or connect with us on LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

Entravision Communications

For more information, please contact:

Christopher T. Young	Kimberly Esterkin
Chief Financial Officer	ADDO Investor Relations
Entravision Communications Corporation	310-829-5400
310-447-3870	evc@addo.com

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period
	Ended March 31,
	2022	2021
Net revenue	$197,172	$148,880

Expenses:
Cost of revenue - digital	129,891	84,756
Direct operating expenses	27,823	26,561
Selling, general and administrative expenses	16,039	13,853
Corporate expenses	8,724	7,158
Depreciation and amortization	6,395	5,184
Change in fair value of contingent consideration	5,100	-
Impairment charge	-	1,326
Foreign currency (gain) loss	(847)	586
Other operating (gain) loss	(119)	(1,913)
	193,006	137,511
Operating income (loss)	4,166	11,369
Interest expense	(1,836)	(1,717)
Interest income	406	140
Dividend income	3	2
Income (loss) before income taxes	2,739	9,794
Income tax benefit (expense)	(852)	(2,792)

Net income (loss)	1,887	7,002
Net (income) loss attributable to redeemable noncontrolling interest	-	(1,573)
Net income (loss) attributable to common stockholders	$1,887	$5,429

Basic and diluted earnings per share:
Net income (loss) per share attributable to common stockholders, basic and diluted	$0.02	$0.06

Cash dividends declared per common share, basic and diluted	$0.03	$0.03

Weighted average common shares outstanding, basic	86,522,378	85,041,628
Weighted average common shares outstanding, diluted	88,630,216	86,986,581

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$126,574	$185,094
Marketable securities	85,010	-
Restricted cash	749	749
Trade receivables, net of allowance for doubtful accounts	173,419	201,747
Assets held for sale	1,963	1,963
Prepaid expenses and other current assets	36,341	18,925
Total current assets	424,056	408,478
Property and equipment, net	60,174	62,498
Intangible assets subject to amortization, net	61,476	64,034
Intangible assets not subject to amortization	209,053	209,053
Goodwill	71,708	71,708
Deferred income taxes	1,462	1,462
Operating leases right of use asset	25,596	25,582
Other assets	8,084	8,527
Total assets	$861,609	$851,342

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$4,947	$4,903
Accounts payable and accrued expenses	222,610	212,655
Operating lease liabilities	6,808	7,304
Total current liabilities	234,365	224,862
Long-term debt, less current maturities, net of unamortized debt issuance costs	206,816	207,416
Long-term operating lease liabilities	21,505	20,988
Other long-term liabilities	79,076	72,930
Deferred income taxes	68,092	68,220
Total liabilities	609,854	594,416

Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	773,613	780,388
Accumulated deficit	(520,607)	(522,494)
Accumulated other comprehensive income (loss)	(1,260)	(977)
Total stockholders' equity	251,755	256,926
Total liabilities and stockholders' equity	$861,609	$851,342

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period
	Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$1,887	$7,002
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,395	5,184
Impairment charge	—	1,326
Deferred income taxes	(359)	2,987
Non-cash interest	280	139
Amortization of syndication contracts	116	119
Payments on syndication contracts	(118)	(124)
Non-cash stock-based compensation	2,573	1,071
(Gain) loss on disposal of property and equipment	(151)	—
Change in fair value of contingent consideration	5,100	—
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	29,380	9,927
(Increase) decrease in prepaid expenses and other assets	(2,405)	1,177
Increase (decrease) in accounts payable, accrued expenses and other liabilities	10,521	(5,356)
Net cash provided by operating activities	53,219	23,452
Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	164	—
Purchases of property and equipment	(1,547)	(1,838)
Purchases of marketable securities	(85,517)	—
Proceeds from marketable securities	—	12,120
Net cash provided by investing activities	(86,900)	10,282
Cash flows from financing activities:
Proceeds from stock option exercises	218	—
Tax payments related to shares withheld for share-based compensation plans	(257)	(9)
Payments on long-term debt	(750)	(750)
Dividends paid	(2,167)	(2,126)
Repurchase of Class A common stock	(7,142)	—
Payment of contingent consideration	(14,730)	—
Principal payments under finance lease obligation	(10)	—
Net cash used in financing activities	(24,838)	(2,885)
Effect of exchange rates on cash, cash equivalents and restricted cash	(1)	(24)
Net increase (decrease) in cash, cash equivalents and restricted cash	(58,520)	30,825
Cash, cash equivalents and restricted cash:
Beginning	185,843	119,911
Ending	$127,323	$150,736

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2022	2021

Consolidated adjusted EBITDA (1)	$18,113	$14,195
EBITDA attributable to redeemable noncontrolling interest	-	2,837
Interest expense	(1,836)	(1,717)
Interest income	406	140
Dividend income	3	2
Income tax expense	(852)	(2,792)
Amortization of syndication contracts	(116)	(119)
Payments on syndication contracts	118	124
Non-cash stock-based compensation included in direct operating expenses	(958)	(316)
Non-cash stock-based compensation included in corporate expenses	(1,615)	(755)
Depreciation and amortization	(6,395)	(5,184)
Change in fair value of contingent consideration	(5,100)	-
Impairment charge	-	(1,326)
Other operating gain (loss)	119	1,913
Net (income) loss attributable to redeemable noncontrolling interest	-	(1,573)
Net income (loss) attributable to common stockholders	1,887	5,429

Depreciation and amortization	6,395	5,184
Impairment charge	-	1,326
Deferred income taxes	(359)	2,987
Non-cash interest	280	139
Amortization of syndication contracts	116	119
Payments on syndication contracts	(118)	(124)
Non-cash stock-based compensation	2,573	1,071
(Gain) loss on disposal of property and equipment	(151)	-
Change in fair value of contingent consideration	5,100	-
Net income (loss) attributable to redeemable noncontrolling interest	-	1,573
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	29,380	9,927
(Increase) decrease in prepaid expenses and other assets	(2,405)	1,177
Increase (decrease) in accounts payable, accrued expenses and other liabilities	10,521	(5,356)
Cash flows from operating activities	53,219	23,452

(1) Consolidated adjusted EBITDA is defined on page 2.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2022	2021
Consolidated adjusted EBITDA (1)	$18,113	$14,195
Net interest expense (1)	(1,150)	(1,438)
Dividend income	3	2
Cash paid for income taxes	(1,211)	195
Capital expenditures (2)	(1,547)	(1,838)
Other operating gain (loss)	119	1,913
Free cash flow (1)	14,327	13,029

Capital expenditures (2)	1,547	1,838
EBITDA attributable to redeemable noncontrolling interest	-	2,837
(Gain) loss on disposal of property and equipment	(151)	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	29,380	9,927
(Increase) decrease in prepaid expenses and other assets	(2,405)	1,177
Increase (decrease) in accounts payable, accrued expenses and other liabilities	10,521	(5,356)
Cash Flows From Operating Activities	$53,219	$23,452
(1)
Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 2.
(2)
Capital expenditures are not part of the consolidated statement of operations.